Exhibit 99.01
FOR IMMEDIATE RELEASE
MOBILE MINI, INC. REPORTS RECORD FOURTH QUARTER
MANAGEMENT AFFIRMS 2007 GUIDANCE
Tempe, AZ — February 22, 2007 — Mobile Mini, Inc. (NASDAQ GS: MINI) today reported record financial results for the fourth quarter and year ended December 31, 2006.
Pro Forma Fourth Quarter 2006 vs. Fourth Quarter 2005 (See Pro Forma Reconciliation Below)
•	Total revenues increased 32.4% to $76.7 million from $57.9 million;

•	Lease revenues increased 29.1% to $68.6 million from $53.2 million;

•	Lease revenues comprised 89.5% of total revenues versus 91.9%;

•	Net income was $14.3 million or $0.39 per diluted share, up 45.2% as compared to $9.8 million or $0.31 per diluted share;

•	EBITDA (earnings before interest expense, tax, depreciation, amortization) of $33.8 million, was up 34.8% compared to $25.1 million last year; and

•	Operating margin increased to 37.7% from 37.4%.
Pro forma diluted earnings per share in the final quarter of 2006 were calculated on 16.0% more shares outstanding than in the comparable period of 2005, primarily as the result of the 4.6 million shares Mobile Mini sold in a public offering in March 2006.
Other Fourth Quarter Highlights
•	The internal growth rate (the increase in leasing revenues at locations open one year or more, excluding acquisitions at those locations) was 15.6%;

•	The average utilization rate was 83.9% compared to 85.8% for the fourth quarter of 2005;

•	Yield (total lease revenues per unit on rent) improved 5.8% compared to last year’s fourth quarter, excluding European locations; inclusive of European locations, yield was up 1.6% versus the 2005 fourth quarter;

•	The average number of units on rent was up 27.1% from one year earlier; and

•	The funded debt to EBITDA ratio improved to 2.5 to 1 at December 31, 2006 compared to 2.6 to 1 at September 30, 2006 and 3.5 to 1 at December 31, 2005.
2006 Performance Highlights
•	Revenues were $273.4 million, pro forma EBITDA was $119.8 million and pro forma diluted earnings per share were $1.38;

•	The internal growth rate for 2006 was 19.9%;

•	The average utilization rate was 82.7% compared to 82.9% in 2005;

•	Including European locations, yield was up 2.6% compared to 2005; excluding European branches, yield was up 5.5% year over year;

•	Average number of units on rent for 2006 was up 26.7% over the prior year;

•	The lease fleet grew to 149,600 units, up 28.6% from 116,300 units one year earlier; and

•	Storage units and offices were leased to approximately 91,150 customers, up 14% from 80,200 customers in 2005.
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Mobile Mini, Inc. News Release	Page 2
February 22, 2007
Pro Forma Reconciliations
(in 000’s except per share data) (includes effects of rounding)
Three Months Ended December 31, 2006

		Share-based	Income tax
	Pro forma	compensation (1)	provision (2)	Actual
Revenue	$76,656	$—	$—	$76,656
EBITDA	$33,785	$(768)	$—	$33,017
Pre tax income (loss)	$23,214	$(768)	$—	$22,446
Net income (loss)	$14,276	$(595)	$342	$14,023
Diluted EPS (loss)	$0.39	$(0.02)	$0.01	$0.38
Diluted shares outstanding	36,435	248	—	36,683
Year Ended December 31, 2006

		Share-based	Debt
		compensation	extinguishment	Income tax
	Pro forma	(1)	expense	provision (2)	Actual
Revenue	$273,363	$—	$—	$—	$273,363
EBITDA	$119,840	$(3,066)	$—	$—	$116,774
Pre tax income (loss)	$79,418	$(3,066)	$(6,425)	$—	$69,927
Net income (loss)	$48,703	$(2,317)	$(3,952)	$342	$42,776
Diluted EPS (loss)	$1.38	$(0.07)	$(0.11)	$0.01	$1.21
Diluted shares outstanding	35,199	226	—	—	35,425
Year Ended December 31, 2005

		Hurricane	Other	Income tax
	Pro forma	Katrina (3)	income (4)	provision (5)	Actual
Revenues	$207,170	$—	$—	$—	$207,170
EBITDA	$88,789	$(1,710)	$3,160	$—	$90,239
Pre tax income (loss)	$52,758	$(1,710)	$3,160	$—	$54,208
Net income (loss)	$32,584	$(1,043)	$1,927	$520	$33,988
Diluted EPS (loss)	$1.06	$(0.04)	$0.06	$0.02	$1.10

(1)	Includes share-based compensation pursuant to SFAS No. 123(R) “Share-Based Payment”. Pro forma results exclude this expense.

(2)	Income tax provision includes a $0.3 million benefit, or $.01 per diluted share, due to the recognition of certain state net operating loss carryforwards that were previously scheduled to expire in 2006, that management now believes are recoverable. Pro forma results exclude this tax benefit.

(3)	Hurricane Katrina expense represents our estimated damages resulting from the losses we sustained, primarily at our New Orleans, LA, branch, where operations were the most severely affected. The loss includes certain limited insurance reimbursements that have already been received under our insurance policies. Pro forma results exclude Hurricane Katrina expense of $1.7 million ($1.0 million after tax).

(4)	Other income represents net proceeds of a settlement agreement pursuant to which a third party reimbursed Mobile Mini for losses sustained in two lawsuits that arose in connection with the acquisition in April 2000 of a portable storage business in Florida. Pro forma results exclude other income of $3.2 million ($1.9 million after tax).

(5)	Income tax provision includes a $0.5 million benefit, or $.02 per diluted share, due to the recognition of certain state net operating loss carry forwards that were previously scheduled to expire in 2005 and 2006, that management now believes are recoverable. Management reached this conclusion due to the significantly improved results of operations achieved in 2005 and expected in 2006. Pro forma results exclude this tax benefit.
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Mobile Mini, Inc. News Release	Page 3
February 22, 2007
Steven Bunger, Chairman, President & CEO of Mobile Mini stated, “By all measures, 2006 was the best year in our history. Internal growth was exceptionally strong and remained above our targeted range of 13% to 15% throughout the year. Although it is too early in the year to draw conclusions, it appears that our growth rate has stabilized at a healthy level since the first of the year. Our core markets, including non-residential construction, remain vibrant and there are no signs of competitive pricing pressures on the horizon.”
Mr. Bunger continued, “For the third consecutive year, we curtailed holiday season rentals to mass retailers and continued our focus on long-term placement of our rental containers. In retrospect, this decision was the right one in light of mass marketers increasingly migrating toward the superstore format and therefore having less of a need for seasonal storage which had made the margins on seasonal storage sub par.”
Discussing European operations, Mr. Bunger stated, “Although rentals are becoming a large part of our European revenue mix, there is still a far higher proportion of sales revenues at U.K. and Netherlands branches than at our North American locations, which accounts for the higher proportion of sales revenue versus lease revenue in the final quarter of 2006 and the year as a whole. The higher growth rates typical of our newer locations are playing out at our European locations as evidenced by the 25% increase in rental revenues at these locations from the fourth quarter of 2005 to the fourth quarter of 2006.”
Mr. Bunger continued, “Our marketing and sales programs in the U.K. and The Netherlands are casting a wider net reaching industries and organizations that have never even heard of leasing portable storage units. Each of our branches is now in or will soon be in their new branded locations. Drivers are being hired and commission-based sales personnel are now the norm. Later this spring, the transformation should be nearing completion and we will be in a far better position to stock units of different sizes, configurations and with many unique features. Then we will be able to provide our European customers with different products for different needs. If history repeats itself, this should have a favorable impact on both rental rates and unit growth.”
Mr. Bunger went on to say, “As we reported last month, we entered our first new market of 2007 with our portable storage asset purchase in Vermont. We have set our sights on four to six new markets in 2007.”
Lawrence Trachtenberg, Executive Vice President & CFO noted, “2006 was also a year in which Mobile Mini’s financial position was substantially strengthened. The approximately $120 million we raised in our 4.6 million share equity offering in March allowed us to pay down $52.5 million of the $150 million aggregate principal amount outstanding 9.5% Senior Notes due 2013. We also secured a five-year, $350 million revolving line of credit, which increased our borrowing capacity by 40% and at more advantageous terms. These events, coupled with cash flow from operations, enabled us to enter 11 new markets as well as grow the fleet size and number of units on rent. As of February 16, 2007, we had approximately $214.2 million of outstanding borrowings under the credit facility and thus $132.6 million of immediate additional availability.”
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Mobile Mini, Inc. News Release	Page 4
February 22, 2007
Company Provides First Quarter 2007 Guidance and Affirms 2007 Pro Forma Guidance:
Mr. Trachtenberg continued, “Based upon the strength experienced so far in the first quarter, we are anticipating lease revenues for the first quarter of 2007 of between $65 million and $66 million. These lease revenues should yield pro forma EBITDA of approximately $30 million and pro forma diluted EPS in the $0.31 to $0.33 range. These results exclude approximately $0.9 million, or $0.02 per share, of share-based compensation expense related to SFAS 123(R).”
As previously reported, for 2007 Mobile Mini is projecting:
•	An internal growth rate of between 13% and 15%;

•	Leasing revenues should be between $285 million and $290 million;

•	EBITDA before share based compensation expense should be in the $139 million to $142 million range;

•	Pro forma net income before share based compensation expense is anticipated to be between $56.5 million and $58.5 million; and,

•	Diluted earnings per share before share based compensation expense is anticipated to be between $1.52 and $1.57.
Mobile Mini’s earnings guidance for 2007 excludes approximately $3.6 million before tax or $0.07 per diluted share after tax to reflect the impact of SFAS 123(R) applicable to share based compensation. 2007 diluted earnings per share guidance has been calculated on approximately 6% more diluted shares outstanding than for 2006, primarily as a result of the 4.6 million shares that Mobile Mini sold in a public offering in March 2006.
EBITDA and pro forma financial measures, including those that are forward-looking, are non-GAAP financial measures as defined by Securities and Exchange Commission (“SEC”) rules. The method of reconciliation of these measures to the most directly comparable GAAP financial measures can be found in the Company’s report on Form 8-K filed with the SEC on the date of this release.
Mobile Mini’s Business Model
Mobile Mini’s business model involves the expenditure of substantial fixed costs at all of its 63 locations in order to develop an infrastructure to support growth. Operating margins increase when containers on lease at existing locations increase. While newer locations produce lower operating margins until they increase their containers on lease, they are also the catalyst for growth in lease revenue and earnings as they mature. The table below shows operating margins and the return on the invested capital at our various branches sorted by the year they began operations. It illustrates the profitability of branches once they are firmly established. It also shows that older branches produced healthy returns on invested capital.
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Mobile Mini, Inc. News Release	Page 5
February 22, 2007

	After Tax Return on Invested		Operating Margin %
	Capital (NOPLAT)		(after corporate allocation)
Year Branch	12 months ended Dec. 31,		12 months ended Dec. 31,
Established	Pro forma		Pro forma
	2006	2005	2006	2005
	Pro forma	Pro forma	Pro forma	Pro forma
Pre-1998 total	18.6%	17.7%	44.4%	42.0%
1998	17.0%	17.3%	46.1%	44.8%
1999	12.9%	8.9%	33.2%	26.6%
2000	14.1%	12.7%	37.1%	35.4%
2001	11.0%	12.4%	35.5%	34.3%
2002	12.9%	9.5%	32.9%	27.0%
2003	12.7%	8.3%	32.3%	23.4%
2004	3.6%	(3.0)%	9.2%	(7.2)%
2005	(0.5)%	(21.5)%	(1.2)%	(159.9)%
2006	n/a	n/a	15.7%	n/a
All Branches	15.3%	14.0%	37.5%	36.6%
Conference Call
As previously announced, Mobile Mini will host a conference call today, Thursday, February 22, 2007 at 11:00 am ET to review these results and recent corporate developments. To listen to the live call, please go to www.mobilemini.com and click on the Investor Relations section, then Public Information, followed by Conference Calls or http://www.mobilemini.com/conferencecalls.php. Please go to the website 15 minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call can be accessed for approximately 14 days at Mobile Mini’s website.
Mobile Mini, Inc. is the world’s leading provider of portable storage solutions through its total fleet of over 156,000 portable storage units and portable offices with 63 branches in U.S., United Kingdom, Canada and The Netherlands. Mobile Mini is included on the Russell 2000® and 3000® Indexes and the S&P SmallCap Index.
This news release contains forward-looking statements, particularly regarding operating prospects and expansion opportunities for 2007 and beyond, which involve risks and uncertainties that could cause actual results to differ materially from those currently anticipated. Risks and uncertainties that may affect future results include those that are described from time to time in the Company’s SEC filings. These forward-looking statements represent the judgment of the Company, as of the date of this release, and Mobile Mini disclaims any intent or obligation to update forward-looking statements.
(See Accompanying Tables)

Mobile Mini, Inc. News Release	Page 6
February 22, 2007
Mobile Mini, Inc.
Condensed Consolidated Statements of Income
(Unaudited)
(in 000’s except earnings per share)
(includes effects of rounding)

	Three Months Ended	Three Months Ended	Three Months Ended
	December 31,	December 31,	December 31,
	2006	2006	2005
	Actual	Pro forma	Actual
Revenues:
Leasing	$68,644	$68,644	$53,165
Sales	7,635	7,635	4,512
Other	377	377	204

Total revenues	76,656	76,656	57,881

Costs and expenses:
Cost of sales	5,011	5,011	2,747
Leasing, selling and general expenses (1)	38,750	37,982	30,075
Depreciation and amortization	4,770	4,770	3,415

Total cost and expenses	48,531	47,763	36,237

Income from operations	28,125	28,893	21,644

Other income (expense):
Interest income	4	4	—
Interest expense	(5,801)	(5,801)	(6,178)
Foreign currency exchange	118	118	—

Income before provision for income taxes	22,446	23,214	15,466
Provision for income taxes(2)	8,423	8,938	5,631

Net income	$14,023	$14,276	$9,835

Earnings per share:
Basic:	$0.39	$0.40	$0.32

Diluted:	$0.38	$0.39	$0.31

Weighted average number of common and common share equivalents outstanding:
Basic	35,581	35,581	30,460

Diluted	36,683	36,435	31,417

EBITDA	$33,017	$33,785	$25,059

(1)	Includes share-based compensation of $0.8 million for the three months ended December 31, 2006, pursuant to SFAS No. 123(R) “Share-Based Payment”. Pro forma results exclude this expense.

(2)	Income tax provision for the three months ended December 31, 2006, includes a $0.3 million benefit due to the recognition of certain state net operating loss carryforwards that were previously scheduled to expire in 2006, that management now believes are recoverable. Pro forma results exclude this tax benefit.
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Mobile Mini, Inc. News Release	Page 7
February 22, 2007
Mobile Mini, Inc.
Condensed Consolidated Statements of Income
(in 000’s except earnings per share)/ (includes effects of rounding)

	Year Ended		Year Ended
	December 31,		December 31,
	2006	2006	2005	2005
	Actual	Pro forma	Actual	Pro forma
Revenues:
Leasing	$245,105	$245,105	$188,578	$188,578
Sales	26,824	26,824	17,499	17,499
Other	1,434	1,434	1,093	1,093

Total revenues	273,363	273,363	207,170	207,170

Costs and expenses:
Cost of sales	17,186	17,186	10,845	10,845
Leasing, selling and general expenses (1) (2)	139,906	136,840	109,257	107,547
Depreciation and amortization	16,741	16,741	12,854	12,854

Total cost and expenses	173,833	170,767	132,956	131,246

Income from operations	99,530	102,596	74,214	75,924

Other income (expense):
Interest income	437	437	11	11
Other income (3)	—	—	3,160	—
Interest expense	(23,681)	(23,681)	(23,177)	(23,177)
Debt extinguishment expense (4)	(6,425)	—	—	—
Foreign currency exchange	66	66	—	—

Income before provision for income taxes	69,927	79,418	54,208	52,758
Provision for income taxes(5)	27,151	30,715	20,220	20,174

Net income	$42,776	$48,703	$33,988	$32,584

Earnings per share:
Basic:	$1.25	$1.42	$1.14	$1.09

Diluted:	$1.21	$1.38	$1.10	$1.06

Weighted average number of common and common share equivalents outstanding:
Basic	34,243	34,243	29,867	29,867

Diluted	35,425	35,199	30,875	30,875

EBITDA	$116,774	$119,840	$90,239	$88,789

(1)	Includes share-based compensation of $3.1 million in 2006, pursuant to SFAS No. 123(R) “Share-Based Payment”. Pro forma results exclude this expense.

(2)	Includes Hurricane Katrina expense of $1.7 million in 2005 which represented our estimated damages resulting from the losses we sustained, primarily at our New Orleans, LA, branch, where operations were the most severely affected. The loss includes certain limited insurance reimbursements that were received under our insurance policies. Pro forma results exclude the Hurricane Katrina expense.

(3)	Other income in 2005 represents net proceeds of a settlement agreement pursuant to which a third party partially reimbursed Mobile Mini for losses sustained in two lawsuits that arose in connection with an acquisition in April 2000 of a portable storage business in Florida and is excluded in the pro forma results.

(4)	Debt extinguishment expense in 2006 represents the portion of deferred loan costs and the redemption premium on 35% of the $150 million aggregate principal amount outstanding of our 9-1/2% Senior Notes that we redeemed and is excluded in the pro forma results.

(5)	Income tax provision in 2006 includes a $0.3 million benefit due to the recognition of certain state net operating loss carryforwards that were scheduled to expire in 2006 that management believes are recoverable and are excluded in the pro forma results. Income tax provision in 2005 includes a $0.5 million benefit due to the recognition of certain state net operating loss carryforwards that were scheduled to expire in 2005 and 2006 that management believes are recoverable and are excluded in the pro forma results.

Mobile Mini, Inc. News Release	Page 8
February 22, 2007
Mobile Mini, Inc.
Condensed Consolidated Balance Sheets
(in 000’s except for share data)
(includes effects of rounding)

	December 31,	December 31,
	2006	2005
	(Audited)	(Audited)
ASSETS
Cash	$1,370	$207
Receivables, net	34,953	24,538
Inventories	27,863	23,490
Lease fleet, net	697,439	550,464
Property, plant and equipment, net	43,072	36,048
Deposits and prepaid expenses	9,553	7,669
Other assets and intangibles, net	9,324	6,230
Goodwill	76,456	56,311

Total assets	$900,030	$704,957

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable	$18,928	$17,481
Accrued liabilities	39,546	35,576
Line of credit	203,729	157,926
Notes payable	781	659
Obligations under capital leases	35	—
Senior Notes	97,500	150,000
Deferred income taxes	97,507	75,340

Total liabilities	458,026	436,982

Commitments and contingencies

Stockholders’ equity:
Common stock; $.01 par value, 95,000 shares authorized, 35,898 and 30,618 issued and outstanding at December 31, 2006 and December 31, 2005, respectively	359	306
Additional paid-in capital	268,456	141,855
Deferred stock-based compensation	—	(2,258)
Retained earnings	169,718	126,942
Accumulated other comprehensive income	3,471	1,130

Total stockholders’ equity	442,004	267,975

Total liabilities and stockholders’ equity	$900,030	$704,957

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Larry Trachtenberg, Executive VP &		The Equity Group Inc.
Chief Financial Officer		Linda Latman (212) 836-9609
Mobile Mini, Inc.		Lena Cati (212) 836-9611
(480) 894-6311		www.theequitygroup.com
www.mobilemini.com
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